SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549




                          FORM 8-K




      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934



               Date of Report: March 18, 1997



                 JACOR COMMUNICATIONS, INC.



                          DELAWARE
       (State or Other Jurisdiction of Incorporation)


           0-12404                 31-0978313
  (Commission  File No.)    (IRS Employer Identification No.)



                50 East RiverCenter Boulevard
                         12th Floor
                     Covington, KY 41017

                       (606) 655-2267


Item 2.   Acquisition or Disposition of Assets

       On March 18, 1997, Jacor Communications Company ("JCC"), a wholly owned subsidiary of Jacor Communications, Inc. (the "Company"), and EFM Programming, Inc. ("Buyer"), a wholly owned subsidiary of JCC, entered into an Asset Purchase Agreement (the "Acquisition Agreement") with EFM Media Management, Inc., EFM Publishing, Inc., Pam Media, Inc. (collectively, the "Sellers") and certain shareholders of the Sellers. Pursuant to the terms of the Acquisition Agreement, Buyer will acquire (the "Acquisition") all of the Sellers' assets relating to Sellers' broadcast distribution and related print and electronic media publishing businesses (the "Acquired Assets"). The Sellers' business includes the ownership and distribution of syndicated talk programming for radio broadcasting, including programs such as Rush Limbaugh and Dr. Dean Edell, whose contracts will be assigned to Buyer.

      The purchase price for the Acquired Assets is $50.0 million. In addition, Buyer will assume and perform certain liabilities and obligations of Sellers relating to the Acquired Assets. It is anticipated that such assumed liabilities and obligations will not be significant.

      The completion of the Acquisition remains subject to various conditions including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act. The Company currently anticipates that the funds needed to consummate the Acquisition will come from cash on hand and/or borrowings under the Company's senior credit facilities.

      A copy of the Acquisition Agreement and the press release issued by the Company announcing the execution of the Acquisition Agreement are attached as exhibits hereto.


Item 7.   Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

      The financial statements required to be filed by the Company as part of this Form 8-K require substantial effort on behalf of the Company and Sellers and have not yet been finalized on the date of this report. The Company anticipates that such financial statements will be filed by amendment to this Form 8-K on or around April 15, 1997 and in no event later than 60 days hereafter.

(b)  Pro Forma Financial Information.

     See 7(a) above.

(c)  Exhibits

2.1 Asset Purchase Agreement dated as of March 17, 1997 among Jacor Communications Company ("JCC"), EFM Programming, Inc. ("Buyer"), and EFM Media Management, Inc., EFM Publishing, Inc., Pam Media, Inc. (collectively, the "Sellers") and certain shareholders of the Sellers (omitting schedules and exhibits not deemed material).


99.1 Press Release dated March 18, 1997.

Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JACOR COMMUNICATIONS, INC.



March 21, 1997                By: /s/ R. Christopher Weber
                                   R. Christopher Weber,
                                   Senior Vice President and
                                   Chief Financial Officer


                         EXHIBIT 2.1











                  ASSET PURCHASE AGREEMENT

                 Dated as of March  17, 1997

                        by and among

               EFM PROGRAMMING, INC. ("Buyer")

                             and

           JACOR COMMUNICATIONS COMPANY ("Parent")

                             and

                 EFM MEDIA MANAGEMENT, INC.,
                    EFM PUBLISHING, INC.
                             and
                 PAM MEDIA, INC. ("Sellers")

                             and

        THE SHAREHOLDERS OF SELLERS IDENTIFIED HEREIN

                    (the "Shareholders")


                      TABLE OF CONTENTS

                                                                 Page

1.   Definitions.                                                 1
2.   Sale   and   Transfer  of  Assets  and  Assumption   of
     Liabilities;  Closing                                        7
     2.1  Sale     and    Transfer      of       Assets           7
     2.2  Assumption         of          Liabilities.             8
     2.3  Assignment of Contracts and Intellectual  Property
          Rights                                                  9
     2.4  Waiver    of    Bulk     Sales     Provisions.          9
     2.5  Purchase   Price                                       10
     2.6  Distributions                                          10
     2.7  Closing                                                10
     2.8  Closing   Obligations                                  11

3.   Representations and Warranties of the Shareholders
     With     Respect    to    the     Shareholders              12
     3.1  Due    Authorization    of     Shareholders            12
     3.2  Execution and Enforceability With Respect to
          Shareholders                                           12

     4.   Representations and Warranties of Sellers
          and  the  Shareholders with  Respect  to  Sellers      12
     4.1  Organization      and     Good      Standing           12
     4.2  Due Authorization, Execution and Enforceability
          With     Respect    to     Each     Seller             12
     4.3  No  Conflict;  Consents                                13
     4.4  Capitalization                                         13
     4.5  Outstanding   Options  and  Other   Rights             14
     4.6  Financial  Statements                                  14
     4.7  Title   to   Properties;  Encumbrances                 14
     4.8  No  Undisclosed  Liabilities                           14
     4.9  Taxes                                                  15
     4.10 Employee   Benefits  Plans                             15
     4.11 Compliance with Legal Requirements;
          Governmental   Authorizations.                         16
     4.12 Legal  Proceedings                                     17
     4.13 No   Material   Changes                                17
     4.14 Material   Contracts                                   17
     4.15 Intellectual   Property                                18
     4.16 Brokers  or  Finders                                   18
     4.17 Limbaugh  Agreement                                    19
     4.18 Environmental                                          19
     4.19 Personnel   Information                                20
     4.20 Full  Disclosure                                       20
     4.21 Accounts   Receivable                                  20

5.   Representations and Warranties of Buyer and Parent.         21
     5.1  Organization   and  Good   Standing                    21
     5.2  Due Authorization, Execution and Enforceability
          With  Respect to Buyer  and  Parent                    21
     5.3  No  Conflict;  Consents                                21
     5.4  Certain   Proceedings                                  22
     5.5  No  Outside Reliance                                   22
     5.6  Brokers  or  Finders                                   22
     5.7  Financial Capacity  to Close                           22
     5.8  Limbaugh Agreement                                     22
     5.9  Full  Disclosure                                       22

6.   Covenants  And  Agreements                                  22
     6.1  Access  and  Investigation.                            22
     6.2  Operation  of the Business                             23
     6.3  Negative  Covenant                                     23
     6.4  Required  Approvals                                    23
     6.5  Notification                                           24
     6.6  Confidentiality; Non-Competition                       24
     6.7  Public Disclosure or Communications                    25
     6.8  Affected  Employees                                    25
     6.9  Employee  Benefits                                     25
     6.10 Best   Efforts                                         26
     6.11 Net  Working   Capital                                 26
     6.12 Media  America                                         26

7.   Tax  Matters                                                27
     7.1  General                                                27
     7.2  Sales, Use and Transfer Taxes                          27
     7.3  Federal,  State  and  Local  Taxes                     27
     7.4  Cooperation  and Exchange of Information               27
     7.5  Purchase  Price  Allocation                            28
     7.6  FIRPTA   Certificate                                   28
     7.7  Calculations  Related to  Section 7.1                  28
     7.8  Refunds                                                29
     7.9  Contest  Provisions                                    29
     7.10 Employee  Withholding and Reporting Matters            29

8.   Conditions Precedent to Buyer's Obligation to Close.        29
     8.1  Accuracy of Representations.                           29
     8.2  Sellers'  and  Shareholders' Performance               30
     8.3  Additional  Documents                                  30
     8.4  Consents                                               30
     8.5  Adverse Proceedings                                    30
     8.6  HSR  Waiting Period                                    30

9.   Conditions Precedent to Sellers'  And Shareholders'
     Obligations  to  Close.                                     30
     9.1  Accuracy  of  Representations.                         31
     9.2  Buyer's  and  Parent's  Performance                    31
     9.3  Additional  Documents.                                 31
     9.4  Adverse  Proceedings                                   31
     9.5  HSR Waiting Period                                     31

10.  Termination.                                                32
     10.1 Termination Events                                     32
     10.2 Effect  of  Termination                                32

11.  Indemnification;  Remedies.                                 32
     11.1 Survival.                                              32
     11.2 Indemnification and Payment of Damages by
          Sellers  and  Shareholders.                            33
     11.3 Indemnification and Payment of Damages by Buyer
          and Parent                                             33
     11.4 Time  Limitations.                                     33
     11.5 Limitations on Amount -- Sellers and Shareholders      34
     11.6 Limitations   on  Amount  --  Buyer   and   Parent     34
     11.7 Miscellaneous  Limitations                             34
     11.8 Procedure  for  Indemnification  --  Third   Party
          Claims                                                 35
     11.9 Procedure for Indemnification -- Other Claims          36
     11.10 Tax  Matters                                          36

12.  General Provisions                                          36
     12.1 Expenses                                               36
     12.2 Notices                                                36
     12.3 Service  of  Process                                   38
     12.4 Further   Assurances.                                  38
     12.5 Waiver                                                 39
     12.6 Entire  Agreement  and  Modification.                  39
     12.7 Disclosure  Letter                                     39
     12.8 Assignments, Successors, and No Third-party Rights     39
     12.9 Severability                                           40
     12.10 Section Headings, Construction                        40
     12.11 Time  of  Essence                                     40
     12.12 Governing Law                                         40
     12.13 Counterparts                                          40
     12.14 Monetary Damages, Specific Performance and
           Other Remedies                                        40


                  ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT dated as of March 17, 1997, by and among EFM Programming, Inc., a Delaware corporation ("Buyer"), Jacor Communications Company, a Florida corporation ("Parent"), EFM Media Management, Inc., a New York corporation ("EFM Media"), EFM Publishing, Inc., a New York corporation ("EFM Publishing"), and PAM Media, Inc., a New York corporation ("PAM Media", and collectively with EFM Media and EFM Publishing, "Sellers"), and Edward F. McLaughlin ("McLaughlin"), Patricia A. McLaughlin ("P.M."), John Axten ("Axten") and Stuart Krane ("Krane", and collectively with McLaughlin, P.M. and Axten, the "Shareholders").

                          RECITALS

          Sellers, collectively, engage in the businesses of broadcast distribution and related print and electronic media publishing (collectively referred to herein as the "Business").

           The Shareholders, collectively, own 87.4% of the issued and outstanding shares of capital stock and all outstanding options to purchase shares of capital stock (the
"Options") of each Seller.

           Buyer desires to purchase and Sellers desire to sell all of the assets of Sellers used in connection with the Business, other than Retained Assets (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement.

                          AGREEMENT

      The parties, intending to be legally bound, agree as follows:

I.            Definitions.

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section
1:

     "Acquired Assets" -- as defined in Section 2.1.

     "Affected Employees" -- as defined in Section 6.8.

      "Affiliate" -- any Person directly or indirectly controlling, controlled by or under direct or indirect common control with another Person.

     "Allocation Schedule" -- as defined in Section 7.5.

     "Assumed Liabilities" -- as defined in Section 2.2.

     "Balance Sheet" -- as defined in Section 4.6.

      "Business" -- as defined in the Recitals of this Agreement.

      "Buyer" -- as defined in the first paragraph of this Agreement.

     "Buyer's Plan" -- -- as defined in Section 6.9.

     "Closing" -- as defined in Section 2.7.

      "Closing Date" -- the date and time as of which the Closing actually takes place.

      "Code" -- the Internal Revenue Code of 1986, as amended, or any successor law, and rules and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

      "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental
Authorization).

      "Contemplated Transactions" -- all of the transactions
contemplated   by   this   Agreement,   including    without
limitation:

     (a)  the sale of the Acquired Assets by
     Sellers to Buyer, and the assumption of the Assumed
     Liabilities by Buyer;

     (b) the execution, delivery, and performance of the Limbaugh Agreement; and

     (c) the performance by Buyer, Parent, each Seller and each Shareholder of its respective covenants and obligations under this Agreement.

      "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Damages" -- as defined in Section 11.2.

      "Disclosure Letter" -- the disclosure letter delivered by Sellers and the Shareholders to Buyer concurrently with the execution and delivery of this Agreement.

      "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, mortgage, hypothecation, attachment, conditional sale, title retention, security interest or similar arrangement, device, right of first refusal, or restriction of any kind, including any restriction on use, voting, receipt of income, or exercise of any other attribute of ownership.

      "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Excluded Liabilities" -- as defined in Section 2.2.

     "Financial Statements" -- as defined in Section 4.6.

     "FIRPTA Certificate" -- as defined in Section 7.6.

      "GAAP" -- United States generally accepted accounting principles applied on a consistent basis.

     "Gateway" -- as defined in Section 2.1.

      "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- any:

      (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

      (b) federal, state, local, municipal, foreign, or other government;

      (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

      (e) body exercising, or entitled to exercise, any
administrative,   executive,   judicial,   legislative,
police, regulatory, or taxing authority or power of any nature.

       "HSR  Act"  --  --  the  Hart-Scott-Rodino  Antitrust
Improvements  Act  of  1976  or  any  successor   law,   and
regulations and rules issued pursuant to that Act or any successor law.

     "Income Taxes" -- -- as defined in Section 7.3.

      "Intellectual  Property Rights" -- --  as  defined  in
Section 4.15.

     "Interim Balance Sheet" -- as defined in Section 4.6.

       "Interim  Financial  Statements"  --  as  defined  in
Section 4.6.

      "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Limbaugh" -- Rush H. Limbaugh III.

      "Limbaugh  Newsletter  Agreement"  --  as  defined  in
Section 4.17.

      "Limbaugh  Newsletter Assignment"  --  as  defined  in
Section 4.17.

       "Limbaugh   Radio  Agreement"  --   as   defined   in
Section 4.17.

      "Limbaugh  Radio Assignment" -- as defined in  Section
4.17.

      "Material Adverse Effect" -- a material adverse effect
on   the  businesses,  financial  condition  or  results  of
operations of the Business taken as a whole.

     "Material Contracts" -- as defined in Section 4.14.

     "Media America" -- as defined in Section 2.1.

     "Media America Agreement" -- as defined in Section 2.1.

       "Media   America  Notification"  --  as  defined   in
Section 2.8.

      "Net Working Capital" -- with respect to any Seller, current assets (other than amounts due from Affiliates) plus security deposits, minus current liabilities (other than amounts due to Affiliates and accrued Taxes), as such items appear on a balance sheet of such Seller, prepared in accordance with GAAP.

     "Notes" -- as defined in Section 2.5.

      "Options" -- as defined in the Recitals of this Agreement.

      "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, verdict, or similar authoritative ruling entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary
Course of Business" only if:

      (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

      (b)  such action is not required to be authorized
by  the  board of directors of such Person (or  by  any
Person   or   group   of  Persons  exercising   similar
authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other
Persons that are in the same line of business as such Person.

      "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and
(e) any amendment to any of the foregoing.

      "Parent" -- as defined in the first paragraph of this Agreement.

     "PBGC" -- as defined in Section 4.10.

     "Permitted Encumbrances" -- as defined in Section 4.7.

      "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan" -- as defined in Section 4.10.

       "Proceeding" -- any action, arbitration, audit, hearing, inquiry, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" -- as defined in Section 2.5.

     "Retained Assets" -- as defined in Section 2.1.

      "Related Person" -- with respect to a particular individual:

     (a) each other member of such individual's Family;

      (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

       (d)  any  Person  with  respect  to  which  such
individual  or one or more members of such individual's
Family   serves   as  a  director,  officer,   partner,
executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

       (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

      (b) any Person that holds a Material Interest in such specified Person;

      (c)  each  Person  that  serves  as  a  director,
officer,   partner,  executor,  or  trustee   of   such
specified Person (or in a similar capacity);

      (d) any Person in which such specified Person holds a Material Interest;

       (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

      "Representative"  --  with  respect  to  a  particular
Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

      "Securities Act" -- the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Sellers" -- as defined in the first paragraph of this Agreement.

      "Shareholders" -- as defined in the first paragraph of this Agreement.

      "Tax" -- any tax (including, without limitation, any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

      "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Transfer Taxes" -- as defined in Section 7.2.

     "Welfare Plan" -- as defined in Section 6.9.

2.   Sale and Transfer of Assets and Assumption of
Liabilities; ClosingSale and Transfer of Assets and
Assumption of Liabilities; Closing.

      2.1 Sale and Transfer of AssetsSale and Transfer of Assets. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell, convey, assign, transfer and deliver to Buyer, Buyer will purchase, and Parent will cause Buyer to purchase, from Sellers, all of Sellers' right, title and interest in and to all of the Acquired Assets. Sellers represent and warrant that the
Acquired Assets will be free and clear of any and all Encumbrances other than Permitted Encumbrances and except as set forth on Schedule 2.1 hereto.

      As used in this Agreement, the term "Acquired Assets" means the following personal, tangible and intangible assets owned by Sellers and relating to the Business, wherever located, as the same may exist on the Closing Date: (i) all Contracts which relate to the operation of the Business to which one or more Seller is a party, and which are set forth in Part 4.14 of the Disclosure Letter; (ii) all machinery, equipment, spare parts, fittings, supplies and other tangible personal property used by any Seller in the operation of the Business; (iii) all prepaid expenses and deposits of the Business; (iv) all accounts receivable of the Business or other rights to receive payment for services provided by the Business as of the Closing Date; (v) all inventory of supplies, raw materials, component parts, work-in-process and finished goods of the Business on hand;
(vi) all Intellectual Property Rights and all other intangible rights relating to the Business; (vii) all rights under Governmental Authorizations; (viii) all causes of action, if any, maintained by any Seller against third parties for recovery of customer accounts receivable;
(ix) all goodwill of the Business; (x) all operating data, books and records of Sellers with respect to the Business, including customer lists and information relating to station affiliates, customers and suppliers; (xi) all cash, cash equivalents, securities and bank accounts, including any proceeds of any of the foregoing; and (xii) all other assets, whether tangible or intangible, that are used by Sellers in the Business, except the Retained Assets.

      Notwithstanding anything to the contrary contained in this Agreement, the Acquired Assets shall not include the following assets of Sellers (collectively, the "Retained Assets"): (i) assets disposed of by Sellers in the Ordinary Course of Business and in accordance with Section 6.2 after the date hereof and prior to the Closing Date; (ii) all federal, state, local or other refunds on account of any Tax paid by any Seller at any time before or after the Closing;
(iii) all insurance policies and proceeds thereof other than any such policies referred to in Part 4.14 of the Disclosure Letter; (iv) the minute books, stock books and Tax Returns of Sellers; (v) books and records of account for all periods prior to the Closing Date, all supporting software and one computer with which such software may be used; (vi) all rights to receive payments from Gateway Educational Products ("Gateway") pursuant to that certain agreement (the "Media America Agreement") dated September 19, 1991 among EFM Media, PAM Media and Media America, Inc. ("Media America"); and (vii) rights of Sellers to the names "EFM Media Management, Inc.", "EFM Media Management", "EFM Publishing, Inc.", "EFM Publishing", "EFM", "PAM Media, Inc.", "PAM Media", and "PAM", and all intangible rights and/or Intellectual Property Rights related thereto, including, without limitation, all rights to use such names in the conduct of business.

        2.2 Assumption of Liabilities.Assumption of Liabilities. At the Closing, Sellers will assign to Buyer, and Buyer will, and Parent will cause Buyer to, assume and perform as they become due, the following liabilities and obligations of Sellers (collectively, the "Assumed Liabilities"):

      (i) all trade accounts payable arising out of or relating to the conduct or operation of the Business, or which otherwise relate to the Acquired Assets;

      (ii) all liabilities, obligations and duties to perform under any and all Contracts which are Acquired
Assets;

     (iii) all other liabilities of Sellers arising out of or relating to the conduct of the Business, incurred in the Ordinary Course of Business and either
(A) listed on the Balance Sheet or (B) of the specific nature of those liabilities listed on the Balance Sheet and incurred after the Balance Sheet Date; and

     (iv) all liabilities arising out of or relating to the conduct of the Business and incurred from and after the Closing Date.

     (b) Except for the Assumed Liabilities, Buyer will not assume or have any responsibility for any liabilities or obligations of Sellers and/or the Business (collectively, the "Excluded Liabilities").

      2.3 Assignment of Contracts and Intellectual Property Rights.Assignment of Contracts and Intellectual Property Rights. To the extent that the assignment hereunder of any Contracts, Governmental Authorizations or Intellectual Property Rights require the Consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any actions taken hereunder will constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Sellers, Buyer and Parent will use commercially reasonable efforts to obtain the Consent of such other party to an assignment to Buyer, which efforts, if required, shall include Parent becoming a party to any such assignment and/or guaranteeing the obligations of Buyer under or with respect to any such Contracts, Governmental Authorizations or Intellectual Property Rights.

       If such consent is not obtained, Sellers shall cooperate with Buyer in a reasonable arrangement designed to provide Buyer with the benefits and burdens of any such Contracts, Governmental Authorizations and Intellectual Property Rights, including appointing Buyer to act as its agent to perform all of Sellers' obligations under such Contracts, Governmental Authorizations and Intellectual Property Rights and to collect and promptly remit to Buyer all compensation received by Sellers pursuant to those Contracts and Governmental Authorizations and to enforce for the account and benefit of Buyer, any and all rights of Sellers against any other Person arising out of the breach, infringement or cancellation of such Contracts, Governmental Authorizations and/or Intellectual Property Rights by such other person or otherwise (any and all of which arrangements will constitute, as between the parties hereto, a deemed assignment or transfer); provided that, to the extent that any Seller is required to undertake any services or take any actions in furtherance of the performance of such Contracts, Governmental Authorizations and/or Intellectual Property Rights, any such services or actions will be the subject of a separate agreement that the parties will, in good faith, negotiate as promptly as possible and which will be mutually acceptable to the parties, but no such agreement shall require any Seller to incur any liability or expense.

      2.4 Waiver of Bulk Sales Provisions.Waiver of Bulk Sales Provisions. Buyer hereby waives compliance with all provisions of the Bulk Sales Laws of New York, if applicable to the Contemplated Transactions, and in consideration of such waiver each Seller and each Shareholder agrees to indemnify Buyer against and hold it harmless from any and all Damages (as defined in Section 11) resulting from or arising out of such noncompliance to the extent not involving an Assumed Liability, provided that the provisions of Section 11 shall apply to this indemnity as if it were set forth therein.

      2.5  Purchase PricePurchase Price.  The purchase price
(the   "Purchase   Price")  for  the  Acquired   Assets   is
$50,000,000,  which  shall be allocated among  the  Acquired
Assets in accordance with the Allocation Schedule.

     2.6  Distributions.

           (a) Immediately prior to the Closing, and subject to Section 6.11, each Seller may make a distribution to its shareholders in the aggregate amount of such Seller's net profits which have not previously been distributed for all periods ending on the date which is 30 days prior to the Closing Date (the "Distribution Date"). The amount of such distribution, if any, shall be calculated in a manner consistent with past practice in connection with historical monthly and/or quarterly distributions made by Sellers. In connection with such distributions, EFM Publishing and PAM Media may make payments to EFM Media in a manner consistent with past practice.

          (b) Within 75 days after the Closing Date, Sellers and Buyer shall prepare an unaudited income statement (the "Final Closing Income Statement") of each Seller showing such Seller's net profits (calculated in a manner consistent with past practice) which have not previously been distributed for the period beginning on the Distribution Date and ending on the Closing Date (the "Final Distribution Period"). Each Final Closing Income Statement shall be prepared in accordance with GAAP; provided that all accounts receivable of Sellers identified as uncollectible shall be included in determining Sellers' net profits for the Final Distribution Period. In the event Sellers and Buyer are unable to agree on any of the items to be included in any Final Closing Income Statement, a nationally recognized accounting firm to be agreed upon by Buyer and Sellers shall resolve any disputed items by conducting its own review of the books and records of Sellers. Each of Buyer and Sellers agrees that it shall be bound by such accounting firm's determination of any disputed items. The fees and expenses of such accounting firm shall be paid jointly by Buyer and Parent, on the one hand, and Sellers, on the other. The Final Closing Income Statements shall be finalized no later than 90 days after the Closing Date.

           (c) Within 10 days after the finalization of the Final Closing Income Statements pursuant to Section 2.6(b), Buyer shall, and Parent shall cause Buyer to, pay to Sellers in cash the amount of Sellers' aggregate net profits as shown on the Final Closing Income Statements. Any such payment shall be accompanied by interest from the Closing Date on the amount so paid at the rate of 5% per annum, compounded monthly.

           2.7  Closing.  The purchase and sale (the
"Closing") provided for in this Agreement will take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, at 10:00 a.m. (local time) on the later of (i) the date that is two business days following the termination of the applicable waiting period under the HSR Act and (ii) as soon as practicable after the conditions set forth in Sections 8 and 9 are either satisfied or waived by the appropriate party, or at such other time and place as the parties may agree.

           2.8  Closing Obligations.   At
the Closing:

     (a)  Sellers will deliver to Buyer:

          (i) A bill of sale, substantially in the form of Exhibit 2.8(a)(i) hereto;

          (ii) a notice, substantially in the form of Exhibit 2.8(a)(ii) hereto, notifying Media
America  of  the assignment of the  Media  America
Agreement and the retention by Sellers of all rights to receive payments from Gateway pursuant to the Media America Agreement (the "Media America
Notification");

          (iii)     a certificate executed by each
Seller and Shareholder to the effect that each  of
Sellers' and the Shareholders' representations and
warranties in this Agreement was accurate  in  all
material respects as of the date of this Agreement
and is accurate in all material respects as of the
Closing  Date,  except  to  the  extent  that  any
inaccuracy  does  not  have  a  Material   Adverse
Effect; and

           (iv) physical possession of the tangible Acquired
Assets.

      (b) Buyer will, and Parent will cause Buyer to, deliver to Sellers:

             (i)     An    assumption   agreement,
substantially in the form of Exhibit 2.8(b)(i) hereto, pursuant to which Buyer will assume the Assumed Liabilities;

          (ii) the following amounts by wire
transfer to accounts specified in writing not less than two business days prior to the Closing Date by, EFM Media, EFM Publishing and PAM Media, respectively: $6,000,000 to EFM Media, $7,000,000 to EFM Publishing and $37,000,000 to PAM Media;
and

              (iii)        the    Media    America
Notification; and

          (iv) a certificate executed by Buyer and Parent to the effect that each of Buyer's and Parent's material representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date.

3.   Representations and Warranties of the Shareholders With
Respect                        to                        the
ShareholdersRepresentations   and    Warranties    of    the
Shareholders With Respect to the Shareholders.

      Each Shareholder with respect to itself represents and warrants to Buyer as follows:

     3.1 Due Authorization of ShareholdersDue Authorization of Shareholders. The execution, delivery and performance by each Shareholder of this Agreement are within such Shareholder's full legal right, power and authority, do not contravene, permit the termination of or constitute a default under any agreement or other instrument binding upon such Shareholder, do not require the Consent of any Person, and do not require any action by or in respect of any filing with, any Governmental Body or official, or any Governmental Authorization, except those Governmental Authorizations which will have been obtained at or prior to the Closing, and do not violate any provision of any applicable Legal Requirement or any Order to which such Shareholder is subject.

      3.2   Execution  and Enforceability  With  Respect  to
ShareholdersExecution and Enforceability With Respect to Shareholders. This Agreement constitutes the legal, valid and binding obligation of each Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and general principles of equity.

4.    Representations  and Warranties  of  Sellers  and  the
Shareholders  with  Respect to        SellersRepresentations
and Warranties of Sellers and the Shareholders with Respect to Sellers.

       Each Seller and each Shareholder represents and warrants to Buyer as follows:

      4.1 Organization and Good StandingOrganization and Good Standing. (a) Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct the Business as it is now being conducted and to own or use the properties and assets that it purports to own or use with respect to the Business. Each Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      (b) Copies of the Organizational Documents of each Seller, as currently in effect, have been delivered or made available to Buyer.

      4.2 Due Authorization, Execution and Enforceability With Respect to Each SellerDue Authorization, Execution and Enforceability With Respect to Each Seller. This Agreement has been duly and validly authorized by all necessary corporate action on the part of each Seller and constitutes the legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and general principles of equity. Each Seller has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

       4.3 No Conflict; ConsentsNo Conflict; Consents. Except as set forth in Part 4.3 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

      (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational
Documents of any Seller, or (B) any resolution adopted by the board of directors or the shareholders of any Seller;

      (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other
Person  the  right to challenge any of the Contemplated
Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Seller, the Business or any of the Acquired
Assets, is subject;

      (iii)     contravene, conflict with, or result in
a  violation of any of the terms or requirements of, or
give   any  Governmental  Body  the  right  to  revoke,
withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Seller in connection with the Business;

      (iv)  contravene, conflict with, or result  in  a
violation  or breach of any provision of, or  give  any
Person  the right to declare a default or exercise  any
remedy   under,  or  to  accelerate  the  maturity   or
performance of, or to cancel, terminate, or modify, any Contract;

      (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired
Assets; or

      (vi) require any Seller to give any notice to or obtain any Consent from any Person.

      4.4 Capitalization.  The capitalization
of each Seller is as set forth in Part 4.4 of the Disclosure Letter, and 87.4% of all issued and outstanding shares of capital stock and the Options are owned by the Shareholders. All of the outstanding equity securities of each Seller have been duly authorized and validly issued and are fully paid and nonassessable.

      4.5 Outstanding Options and Other RightsOutstanding Options and Other Rights. Other than as set forth in Part
4.5  of  the  Disclosure Letter and other than the  Options,
(a) there are no outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options, or other agreements or Contracts of any kind to purchase or otherwise receive from any Seller any of the authorized but unissued shares of the capital stock or any other security of any Seller, and (b) there is no outstanding security of any kind issued by any Seller convertible into capital stock of any Seller.

        4.6   Financial   Statements.
Part 4.6 of the Disclosure Schedule contains (a) a balance sheet of each Seller as at December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related statements of income and retained earnings (or operations and accumulated deficit, as the case may be) and statements of cash flow for the fiscal year then ended, including the notes thereto, with a review opinion by Kaufman, Greenhut, Forman LLP, independent certified public accountants (the "Financial Statements"), and (b) a balance sheet of each Seller as at December 31, 1996 (the "Interim Balance Sheet") and the related profit and loss statements for the fiscal year then ended, including the notes thereto, with a review opinion by Kaufman, Greenhut, Forman LLP, independent certified public accountants (the "Interim Financial Statements"). Such Financial Statements and Interim Financial Statements, except as indicated therein, fairly present in all material respects the financial condition and the results of operations and cash flow of the Business as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes.

       4.7 Title to Properties; EncumbrancesTitle to Properties; Encumbrances. Sellers own no real property.
Part 4.7 of the Disclosure Letter lists all personal property owned by Sellers which is material to the Business and treated by Sellers as depreciable property. Except as set forth in Part 4.7 of the Disclosure Letter, Sellers have good title to, or hold by valid lease or license, the
Acquired  Assets  subject  to  no  Encumbrance  except   for
(a) Encumbrances reflected on the Balance Sheet or the Interim Balance Sheet, (b) Encumbrances arising by operation of law relating to the Assumed Liabilities, (c) Encumbrances for current Taxes, assessments or governmental charges or levies on property not yet due and delinquent or the validity of which are being contested in good faith by appropriate proceedings and (d) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of such property by any Seller in the operation of the Businesses (collectively, "Permitted Encumbrances").

       4.8 No Undisclosed LiabilitiesNo Undisclosed Liabilities. Except as set forth in Part 4.8 of the Disclosure Letter or as otherwise disclosed in this Agreement, Sellers have no liabilities or obligations associated with the Business required to be set forth in the Balance Sheet or the Interim Balance Sheet in accordance with GAAP (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and liabilities and obligations incurred in the Ordinary Course of Business since the respective dates thereof. Except for the Assumed Liabilities, no liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, relating to Sellers or the Acquired Assets exists which could, after the Closing result in any form of transferee liability against Buyer or subject the Acquired Assets to any lien, encumbrance, claim, charge, security interest or imposition whatsoever (other than Permitted Encumbrances) or otherwise affect the full, free and unencumbered use of the Acquired Assets by Buyer.

      4.9 Taxes. (a) Each Seller has filed or caused to be filed on or prior to the Closing Date all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Each Seller has paid, or made provision for the payment of, all Taxes shown to be due pursuant to those filed Tax Returns.

      (b) Except as described in Part 4.9 of the Disclosure Letter, no adjustments relating to the Tax Returns referred to in paragraph (a) hereof have been proposed by the Internal Revenue Service or the appropriate state, local or foreign Governmental Body, no Seller has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by such Seller or for which such Seller may be liable.

      (c) No Seller has, does or will in the future have any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation withholding and payroll taxes) which could result in a lien on the Acquired Assets after conveyance thereof to Buyer or in any other form of transferee liability to Buyer.

      4.10 Employee Benefits PlansEmployee Benefits Plans. Each "employee benefit plan" (as defined in Section 3(3) of ERISA), each specified fringe benefit plan as that term is defined in section 6039D of the Code and any other arrangement, agreements or expectations of similar nature, whether or not subject to ERISA and maintained or contributed to by Sellers (each, a "Plan" and collectively, the "Plans") is listed in Part 4.10 of the Disclosure Letter. Except as set forth in Part 4.10 of the Disclosure
Letter: (a) each Plan is in compliance with all material applicable Legal Requirements and has been administered and operated in accordance with its material terms; (b) each Plan which is intended to be "qualified" (within the meaning of Section 401(a) of the Code) has received a favorable determination letter from the IRS and, to the knowledge of each Seller and each Shareholder, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination letter;
(c)  no  "reportable event" (within the meaning  of  Section
4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to a Plan; (d) full payment has been made of all amounts which Sellers were required to have paid under the terms of any Plan as contributions to such Plan on or prior to the date hereof (excluding any amounts not yet due); (e) to the knowledge of each Seller and each Shareholder, no "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with a Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975(a) of the Code; (f) no liability, claim, action or litigation has been commenced or, to the knowledge of each Seller and each Shareholder, threatened with respect to any Plan (other than claims for benefits payable submitted in the ordinary course); and (g) Sellers do not contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

      4.11  Compliance with Legal Requirements; Governmental
Authorizations.   Compliance   with   Legal    Requirements;
Governmental Authorizations.    Except as set forth in  Part
4.11 of the Disclosure Letter:

     (i) each Seller is, and at all times since January
1, 1995 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to the conduct or operation of the Business;

      (ii) no event has occurred or circumstance exists
with  respect  to  the Business that (with  or  without
notice  or lapse of time) (A) may constitute or  result
in  a  violation by any Seller of, or a failure on  the
part   of   any  Seller  to  comply  with,  any   Legal
Requirement that is or was applicable to the conduct or operation of the Business, or (B) may give rise to any obligation on the part of any Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

      (iii)     no Seller has received with respect  to
the  Business, at any time since January 1,  1995,  any
notice or other communication (whether oral or written)
from   any  Governmental  Body  or  any  other   Person
regarding   (A)  any  actual,  alleged,  possible,   or
potential violation of or failure to comply with any Legal Requirement that is or was applicable to the conduct or operation of the Business, or (B) any actual, alleged, possible, or potential obligation on the part of any Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

       (b) Each Seller possesses all Governmental Authorizations necessary to permit it to lawfully conduct and operate the Business in the manner currently conducted and operated and to permit such Seller to own and use the Acquired Assets in the manner in which it currently owns and uses such assets. Each Governmental Authorization referred to in this Section 4.11 is valid and in full force and effect. Except as set forth in Part 4.11 of the Disclosure
Letter:

           (i)   each Seller is, and at all times since
January 1, 1996 has been, in compliance in all respects with all of the terms and requirements of each such Governmental Authorization;

          (ii) to the knowledge of each Seller and each Shareholder, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any such Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such Governmental
Authorization; and

          (iii)     no Seller has received, at any time
since   January   1,   1995,  any   notice   or   other
communication  (whether  oral  or  written)  from   any
Governmental Body or any other Person regarding (A) any
actual, alleged, possible, or potential violation of or
failure to comply with any term or requirement  of  any
such  Governmental Authorization, or  (B)  any  actual,
proposed,    possible,    or   potential    revocation,
withdrawal, suspension, cancellation, termination of, or modification to any such Governmental Authorization.

     4.12 Legal ProceedingsLegal Proceedings. Except as set forth in Part 4.12 of the Disclosure Letter, there is no Proceeding pending, or, to the knowledge of each Seller and each Shareholder, threatened in writing against any Seller.

      4.13  No Material ChangesNo Material Changes.   Except
(i)  as  set forth in Part 4.13 of the Disclosure Letter  or
(ii) any change resulting from general economic, financial, regulatory or market conditions, since the date of the Interim Balance Sheet there has been no material adverse change in the financial condition, results of operations, properties, assets or condition of the Business taken as a whole.

     4.14 Material ContractsMaterial Contracts.

      (a) Part 4.14 of the Disclosure Letter sets forth all the Contracts which relate to the operation of the Business, under which any Seller has any rights, obligations or liabilities or by which any Seller or any of the Acquired Assets are bound and indicates which of such Contracts are material ("Material Contracts").

     (b)  Except as set forth in Part 4.14 of the Disclosure
Letter, each such Contract is in full force and effect and is valid and enforceable in accordance with its terms.

     (c)  Except as set forth in Part 4.14 of the Disclosure
Letter:

           (i)   each Seller is in compliance with  all
applicable   terms  and  requirements  of   each   such
Contract;

           (ii)  each other Person that has or had  any
obligation or liability under any such Contract  is  in
full   compliance   with  all  applicable   terms   and
requirements of such Contract;

            (iii)       no   event  has   occurred   or
circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such Contract; and

           (iv) no Seller has given to or received from any other Person, at any time since January 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any such Contract.

     (d) Part 4.14 of the Disclosure Letter contains a form document entitled EFM Media Management Station Agreement _ The Dr. Dean Edell Show/Medical Minutes (the "Edell Agreement") and a list of stations (the "Edell Stations") that have executed the Edell Agreement. Except as set forth in Part 4.14 of the Disclosure Letter, all Edell Stations have executed the Edell Agreement without modification to the form of such agreement.

     (e) Part 4.14 of the Disclosure Letter contains a form document entitled EFM Media Management Station Agreement _ The Rush Limbaugh Show/Morning Update (the "Limbaugh Show Agreement") and a list of stations (the "Limbaugh Stations") that have executed the Limbaugh Show Agreement. Except as set forth in Part 4.14 of the Disclosure Letter, all Limbaugh Stations have executed the Limbaugh Show Agreement without modification to the form of such agreement.

      (f) Part 4.14 of the Disclosure Letter sets forth a list of rates paid by each of the Limbaugh Stations pursuant to the Limbaugh Agreement.

      4.15 Intellectual Property.   The
Intellectual Property Rights (as hereinafter defined) are listed in Part 4.15 of the Disclosure Letter. Except as set forth in Part 4.15 of the Disclosure Letter, each Seller owns or possesses adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information (collectively, "Intellectual Property Rights") used or held for use in connection with the Business as currently conducted or as contemplated to be conducted, and to the knowledge of each Seller and each Shareholder there is no assertion or claim challenging the validity of any of the foregoing. Except as set forth in Part 4.15 of the Disclosure Letter, the conduct of the Business as currently conducted does not conflict with any Intellectual Property Rights of any third party. To the knowledge of each Seller and each Shareholder there are no infringements of any Intellectual Property Rights used or held for use in connection with the Business.

      4.16 Brokers or Finders.  Other than
fees and other obligations to UBS Securities LLC incurred in connection with the Contemplated Transactions, neither any Seller nor any of their Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Any obligations to UBS Securities LLC incurred in connection with the Contemplated Transactions shall be the sole obligation of Sellers.

     4.17  Limbaugh Agreements.

      (a) Sellers, McLaughlin, Axten and Krane have entered into an agreement with Limbaugh, which is attached hereto as
Exhibit 4.17(a)(i) (the "Limbaugh Radio Agreement"), providing, without limitation, for effectiveness thereof concurrently with the Limbaugh Radio Assignment (as defined below) and simultaneously with and conditioned upon the Closing, together with an assignment and assumption agreement (entered into by and with Buyer) with respect thereto which is attached hereto as Exhibit 4.17(a)(ii) (the "Limbaugh Radio Assignment"), providing, without limitation, for effectiveness thereof concurrently with the Limbaugh Radio Agreement and simultaneously with and conditioned upon the Closing.

      (b) EFM Publishing, EFM Media, McLaughlin, Axten and Krane have entered into an agreement with Limbaugh and David Limbaugh, which is attached hereto as Exhibit 4.17(b)(i) (the "Limbaugh Newsletter Agreement"), providing, without limitation, for effectiveness thereof concurrently with the Limbaugh Newsletter Assignment and simultaneously with and conditioned upon the Closing, together with an assignment and assumption agreement (entered into by and with Buyer) with respect thereto which is attached hereto as Exhibit 4.17(b)(ii) (the "Limbaugh Newsletter Assignment"), providing, without limitation, for effectiveness thereof concurrently with the Limbaugh Newsletter Agreement and simultaneously with and conditioned upon the Closing.

      4.18 Environmental.  Except as set forth
in  Part  4.18  of  the Disclosure Letter, each  Seller  has complied with all federal, state and local environmental laws, rules and regulations as in effect on the date hereof applicable to the Business and each of the Acquired Assets. No hazardous or toxic waste, substance, material or pollutant (as those or similar terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq., Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq. or any other applicable federal, state and local environmental law, statute, ordinance, order, judgment, rule or regulation relating to the environment or the protection of human health ("Environmental Laws")), including but not limited to, any asbestos or asbestos related products, oils or petroleum-derived compounds, CFCs, PCBs, or underground storage tanks, have been released, emitted or discharged or are currently located in, on, under, or about the real property on which the Acquired Assets are situated or contained in the tangible personal property included in the Acquired Assets. The Acquired Assets and Seller's use thereof are not in violation of any Environmental Laws or any occupational, safety and health or other applicable law now in effect.
Seller shall be, as of the Closing Date and thereafter, solely responsible for all environmental liabilities, of whatsoever kind and nature, arising out of or attributable to the operation or ownership of the Acquired Assets prior to the Closing Date.

     4.19 Personnel Information.

     (a) Part 4.19 of the Disclosure Letter contains a true and complete list of all persons employed in the Business, including date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in Part 4.10 of the Disclosure Letter). No Seller has received any written notice of any employee who shall or is likely to terminate his or her employment relationship with the Business upon the execution of this Agreement or after the Closing.

      (b) No Seller is a party to any contract or agreement with any labor organization, nor has any Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of Seller. None of Sellers or any Shareholder has any knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of any Seller.

     (c) Except as disclosed in Part 4.19 of the Disclosure Letter, Seller has complied in all material respects with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

      4.20 Full Disclosure.  To the knowledge
of each Seller and each Shareholder, no representation or warranty made by Seller or any Shareholder contained in this Agreement or any certificate furnished or to be furnished by any Seller or any Shareholder pursuant hereto contains or will contain any untrue statement of a material fact.

       4.21  Accounts  Receivable.   All
accounts receivable reflected on the Balance Sheet and the Interim Balance Sheet and all accounts receivable arising subsequent to the date of the Interim Balance Sheet, have arisen in the Ordinary Course of Business and are collectable. All items which are required by GAAP to be reflected as accounts receivable on the Financial Statements and on the Interim Financial Statements are so reflected.

                          ********

      Whenever in this Article 4 or Article 5 a warranty or representation is qualified by a word or phrase referring to any Seller's or any Shareholder's or Buyer's or Parent's knowledge, it shall mean to the best of such party's actual knowledge after having made due inquiry of the officers, employees, representatives and agents of Sellers, Buyer or Parent, as the case may be, who would be expected to have knowledge of the matter, and with respect to the condition of any Acquired Assets, records or other object, after having inspected it.

5.     Representations   and   Warranties   of   Buyer   and
Parent.Representations and Warranties of Buyer and Parent.

      Each of Buyer and Parent represents and warrants to Sellers as follows:

      5.1   Organization  and
Good Standing. (a) Each of Buyer and Parent is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of Buyer and Parent is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      (b) Each of Buyer and Parent has delivered to Sellers copies of its Organizational Documents, as currently in effect.

      5.2 Due Authorization, Execution and Enforceability With Respect to Buyer and ParentDue Authorization, Execution and Enforceability With Respect to Buyer and Parent. This Agreement has been duly and validly authorized by all necessary corporate action on the part of each of Buyer and Parent and constitutes the legal, valid, and binding obligation of each of Buyer and Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and general principles of equity. Each of Buyer and Parent has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder.

       5.3 No Conflict; ConsentsNo Conflict; Consents. Except as set forth in Schedule 5.3, neither the execution and delivery of this Agreement by Buyer or Parent nor the consummation or performance by Buyer or Parent of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

      (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational
Documents of Buyer or Parent, or (B) any resolution adopted by the board of directors or the shareholders of Buyer or Parent;

      (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other
Person  the  right to challenge any of the Contemplated
Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer or Parent, or any of the assets owned or used by Buyer or Parent, is subject;

      (iii)     contravene, conflict with, or result in
a  violation of any of the terms or requirements of, or
give   any  Governmental  Body  the  right  to  revoke,
withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or Parent or that otherwise relates to the business of, or any of the assets owned or used by, Buyer or Parent; or

     (iv) require Buyer or Parent to give any notice to or obtain any Consent from any Person.

      5.4  Certain Proceedings.  There is
no Proceeding pending or, to the knowledge of Buyer or Parent, threatened against Buyer or Parent and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     5.5  No Outside Reliance.  Buyer and
Parent have not relied upon and are not relying upon any statement or representation or warranty not made in this Agreement or in the Disclosure Letter or in any certificate or document required to be provided by Sellers and/or the Shareholders pursuant to this Agreement.

      5.6   Brokers or Finders.   Buyer,
Parent and their Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer or Parent as a result of the action of Buyer, Parent or their officers or agents.

      5.7  Financial Capacity  to
Close. Buyer and Parent have the financial resources necessary to consummate the Contemplated Transactions on the Closing Date on the terms set forth in this Agreement. Buyer and Parent acknowledge that there are no financing contingencies contained herein.

     5.8  Limbaugh Agreements.   Buyer has
entered into (a) the Limbaugh Radio Assignment and (b) the Limbaugh Newsletter Assignment.

      5.9  Full Disclosure.  To the knowledge
of each of Buyer and Parent, no representation or warranty made by Buyer or Parent contained in this Agreement or any certificate, document or other instrument furnished or to be furnished by Buyer or Parent pursuant hereto contains or will contain any untrue statement of a material fact.

6.   Covenants And Agreements.

     6.1  Access and Investigation.
Between the date of this Agreement and the Closing Date, each Seller will (a) afford Buyer and its accountants reasonable access during normal business hours and upon reasonable notice, to such Seller's personnel, properties, contracts, books and records, and other documents and data; provided, however, that such investigation may not unreasonably disrupt the personnel and operations of Sellers or the Business, (b) furnish Buyer and Buyer's accountants with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Accountants with such additional financial, operating, and other data and information as Buyer may reasonably request.

       6.2   Operation  of   the
Business.   Between  the  date of  this  Agreement  and  the
Closing Date, each Seller will:

      (a)   conduct  the Business only in the  Ordinary
Course of Business;

     (b) use its best efforts to maintain and preserve the assets and business relationships of the Business
(including, not disposing of any material asset without the consent of Buyer, which consent will not be unreasonably withheld), keep available the services of the current officers, employees, and agents of such Seller, and maintain the relations and goodwill with parties to Contracts, landlords, creditors, employees, agents, and others having business relationships with the Business;

      (c) not grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of the Business or grant or agree to grant any specific bonus or material increase in compensation to any executive or management employee of the Business without the consent of Buyer, which consent will not be unreasonably withheld;

      (d) confer with Buyer concerning operational matters of the Business of a material nature; and

       (e) otherwise report periodically to Buyer concerning the status of the business, operations and finances of the Business.

      6.3   Negative Covenant.   Except  as
otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, no Seller will, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes set forth in Section 4.13 is likely to occur. In addition, other than in the Ordinary Course of Business, no Seller shall accelerate the collection of any Seller accounts receivable.

     6.4  Required Approvals.  As promptly
as practicable after the date of this Agreement:

           (a)   Each  Seller  will  make  all  filings
     required by Legal Requirements to be made by it in
     order  to consummate the Contemplated Transactions
     (including  all  filings  under  the   HSR   Act).
     Between the date of this Agreement and the Closing
     Date,  each  Seller will (i) cooperate with  Buyer
     with  respect to all filings that Buyer elects  to
     make  or is required by Legal Requirements to make
     in  connection with the Contemplated Transactions,
     and  (ii)  cooperate with Buyer in  obtaining  all
     Consents  identified in Schedule  5.3   (including
     taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act); and

           (b)  Each of Buyer and Parent will, and will
     cause  each  of its Related Persons to,  make  all
     filings required by Legal Requirements to be  made
     by  it  in  order  to consummate the  Contemplated
     Transactions (including all filings under the  HSR
     Act).  Between the date of this Agreement and  the
     Closing  Date, each of Buyer and Parent will,  and
     will  cause each Related Person to, (i)  cooperate
     with  Sellers  with respect to  all  filings  that
     Sellers are required by Legal Requirements to make
     in  connection with the Contemplated Transactions,
     and  (ii) cooperate with Sellers in obtaining  all
     Consents  identified in Part 4.3 of the Disclosure
     Letter,  which shall include, if required,  Parent
     becoming  a  party  to  any  assignment   of   any
     Contracts,    Governmental    Authorizations    or
     Intellectual Property Rights and/or guaranteeing the obligations of Buyer under or with respect to any such Contracts, Governmental Authorizations or Intellectual Property Rights .

      6.5   Notification.  Between the  date  of
this Agreement and the Closing Date, Sellers and the Shareholders, on the one hand, and Buyer and Parent on the other will promptly notify the other in writing if any of them becomes aware of any fact or condition that causes or constitutes a breach of any of its or their representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Sellers and the Shareholders, on the one hand, and Buyer and Parent on the other will promptly notify the other of the occurrence of any breach of any of its or their covenants or agreements in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 or Section 9 impossible or unlikely.

      6.6  Confidentiality;
Non-Competition. (a) Between the date of this Agreement and the Closing Date, or, in the event the Closing does not occur, at all times from and after the date of this
Agreement, Buyer and Parent will and will cause their Representatives and their prospective lenders to, and each Seller and each Shareholder will and will cause their Representatives to, maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained from another party and/or its or their Representatives in connection with this Agreement or the Contemplated Transactions, unless (x) such information is already known to such party or to others not bound by a duty of confidentiality or such information is or (prior to such use) becomes publicly available through no fault of such party, (y) the use of such information is necessary or appropriate in making any filing or obtaining any Consent or Governmental Authorization required for the consummation of the Contemplated Transactions, or (z) the furnishing or use of such information is required by or necessary or appropriate in connection with any Proceedings. Notwithstanding the foregoing, the use of any information pursuant to clause (y) or clause (z) of this Section 6.6 is subject in each instance to the provisions restricting such use set forth in Section 6.7. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other parties may reasonably request.

     (b) Between the date of this Agreement and the Closing Date, or, in the event the Closing does not occur, for a period of thirty-six months from and after the date of this Agreement, none of Buyer or any of its Affiliates will hire Rush Limbaugh and none of Buyer or its Affiliates or any of their directors, officers, employees, financial advisors, attorneys, accountants or agents will conduct any discussion with Mr Limbaugh concerning his employment by Buyer or any of its Affiliates.

       6.7 Public Disclosure or CommunicationsPublic Disclosure or Communications. Except to the extent required by applicable Legal Requirements (including the U.S. federal securities laws and the rules, regulations or interpretations of the U.S. Securities and Exchange Commission and any national securities exchange on which securities of Buyer, Parent or any Affiliate of Buyer or Parent are listed for trading), (a) neither Buyer or Parent, on the one hand, nor any Seller or any Shareholder, on the other hand, will issue any press release or public announcement of any kind concerning the Contemplated Transactions without the written consent in each instance of the others; and in the event any such public announcement, release or disclosure is required by applicable Legal Requirements or is otherwise deemed necessary to be made by either party, the parties will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text; (b) Buyer and Parent will not, and will not permit its Related Persons to, communicate with parties to Contracts with any Seller or employees of any Seller with respect to the Contemplated Transactions or the Business without the prior written consent in each instance of Sellers and the Shareholders; and (c) Buyer and Parent will not communicate with any Governmental Body or official with respect to any Seller, any Shareholder and/or the Contemplated Transactions without the prior written consent in each instance of Sellers and the Shareholders.

     6.8  Affected Employees.  Buyer will,
and Parent will cause Buyer to, at the Closing Date offer to all employees (other than Axten and Krane who intend to enter separate agreements with Buyer, and McLaughlin who will not be an employee after Closing) of Sellers employed in the Business (the "Affected Employees") employment with Buyer and/or with the Business for a period of at least one
(1) year at substantially the same compensation levels (or higher) that were in effect for each such Affected Employee immediately prior to the date hereof.

     6.9 Employee Benefits.

      (a) After the Closing Date and for a period of at least one (1) year, each Affected Employee will be permitted such vacation time as is currently permitted under Sellers' vacation practices now in effect and the Affected Employees will be provided such pension, welfare and other employee benefits (including, without limitation, personal days), which Buyer or Parent provides to its employees under any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) maintained by Buyer or Parent (a "Buyer's Plan"). For purposes of eligibility and vesting, Buyer and Parent will cause Buyer's Plan to credit each Affected Employee with the same number of years and months of service with which he had been credited up to the Closing Date under a comparable plan maintained by Sellers. Sellers shall provide Buyer with data reflecting such service as soon as practicable following the Closing Date.

      (b) Effective as of the Closing Date, Buyer will, and Parent will cause Buyer to, provide or cause to be provided, for the Affected Employees, medical and dental benefits pursuant to a Buyer's Plan which is an "employee welfare benefit plan," as defined in Section 3(1) of ERISA (a "Welfare Plan"), which Welfare Plan shall not have any pre-existing condition exclusions. For purposes of computing deductible amounts or copayments (or similar adjustments or limitations on coverage) under any such Welfare Plan, expenses and claims previously recognized for similar purposes under Plans of Sellers prior to the Closing Date will be credited or recognized under the applicable Welfare Plan.

      6.10  Best Efforts.  Between the  date  of
this  Agreement  and  the Closing Date,  each  Seller,  each
Shareholder, and each of Buyer and Parent will use its  best efforts  to cause the conditions in Section 8 and Section  9 to be satisfied.

      6.11  Net Working  Capital.   The
aggregate Net Working Capital of the Sellers as at the Closing Date shall not be less than zero.

      6.12  Media America.   Buyer  will,  and
Parent will cause Buyer to, pay any and all amounts received by  it  from or on behalf of Gateway in connection with  the
Media   America  Agreement  to  Sellers  promptly  following
Buyer's receipt thereof.

      6.13 Accounts Receivable. Buyer shall use its best efforts to collect all accounts receivable which are Acquired Assets. In the event any such account receivable is not collectable and the amount thereof is included as a deduction in the computation of net profits on the final Income Statement, Buyer shall convey such account receivable to the appropriate Seller together with an assignment of the right under the Media America Agreement to collect such account receivable. Buyer shall make a determination in accordance with GAAP as to the collectability of all accounts receivable which are Acquired Assets by the date of the preparation of the Final Closing Income Statement pursuant to Section 2.6(b) and shall include in such income statement as a deduction the amount of any such uncollectable account receivable. The right to make such deduction shall be in lieu of any right to indemnity under
Section 11.2 with respect to the matters in Section 4.21.

7.   Tax Matters.

      7.1  General.   Except as otherwise provided in
Sections 7.2 and 7.3, (i) Sellers shall be responsible for the payment of all Taxes relating to the Business and the Acquired Assets attributable to the taxable periods that end on or before the Closing Date; (ii) Buyer shall be responsible for the payment of all Taxes relating to the Business and the Acquired Assets attributable to taxable periods that begin after the Closing Date; and (iii) for all taxable periods which include (but do not begin or end on) the Closing Date, Sellers shall be responsible for the payment of Taxes relating to the Business and the Acquired Assets which are attributable to such taxable periods up to and including the Closing Date and Buyer shall be responsible for the payment of Taxes relating to the Business and the Acquired Assets attributable to the period from the day immediately following the Closing Date to the end of such taxable period; provided, however, that Taxes on real property shall be prorated and apportioned in accordance with Section 164(d) of the Code. The party that has the primary obligation to do so under applicable law shall file any Tax Return that is required to be filed in respect of Taxes described in this Section 7.1, and that party shall pay the Taxes shown on such Tax Return and the other party shall reimburse the paying party for its share of such Tax as determined under Section 7.7 by wire transfer of immediately available funds to an account designated by the paying party no later than ten days after receipt of written notice that such Tax has been paid to the applicable Governmental Body.

      7.2 Sales, Use and Transfer TaxesSales, Use and Transfer Taxes. Buyer shall, and Parent shall cause Buyer to, pay, and indemnify Sellers against any liability for, all sales, value added, use, transfer, registration, stamp and similar Taxes ("Transfer Taxes") with respect to the Contemplated Transactions, including the purchase and sale of the Business and the Acquired Assets contemplated by this Agreement.

      7.3 Federal, State and Local TaxesFederal, State and Local Taxes. For purposes of Taxes based upon or measured by net income ("Income Taxes"), Sellers shall include the net income attributable to the Business and the Acquired Assets in its income through the time of Closing (including but not limited to Income Taxes arising in connection with the consummation of the Contemplated Transactions) and shall file the appropriate Tax Returns, and Buyer shall thereafter include the net income relating to the Business and the Acquired Assets in its income.

     7.4 Cooperation and Exchange of InformationCooperation and Exchange of Information. Sellers and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return with respect to the Business or the Acquired Assets, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes with respect to the Business or the Acquired Assets. Such cooperation and information shall include, without limitation, providing copies of all relevant portions of Tax Returns with respect to the Business or the Acquired Assets, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which either party may possess. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The party requesting assistance hereunder shall reimburse the other for any reasonable out-of-pocket costs incurred in providing any return, document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries) of making employees available, upon receipt of reasonable documentation of such costs. Each party shall retain all returns, schedules and work papers and all material records or other documents relating thereto, until the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate and, unless the relevant portions of such returns and other documents are offered to the other party, until the final determination of any payments which may be required in respect of such years under this Agreement. Any information obtained under this
Section 7.4 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding.

        7.5 Purchase Price AllocationPurchase Price Allocation. The Purchase Price shall be allocated pursuant to Section 1060 of the Code, in accordance with the fair market values for the Business and the Acquired Assets as reflected on a schedule based on an appraisal to be obtained by Buyer and approved by Sellers, which approval shall not be unreasonably withheld, on or promptly following the Closing Date (the "Allocation Schedule"). Unless otherwise agreed in writing by Buyer and Sellers, Buyer and Sellers shall (i) reflect the Business and the Acquired Assets in their books for tax reporting purposes in accordance with the Allocation Schedule, and (ii) file all U.S. Tax Returns (including Form 8594) in accordance with and based upon such allocation.

      7.6   FIRPTA Certificate.   Sellers
shall deliver to Buyer on or before the Closing Date a certification of non-foreign status of each Seller or any Related Person who, pursuant to this Agreement, transfers any U.S. Real Property Interests as defined in Section 897(c) of the Code (the "FIRPTA Certificate") (as provided for in Section 1445 of the Code and the regulations promulgated thereunder). Each Seller acknowledges and agrees that Buyer shall, if requested, deliver copies of the certification to the Internal Revenue Service and Buyer shall incur no liability, and the rights and obligations of Buyer and Sellers hereunder shall not be affected, as a result of any such delivery.

      7.7   Calculations Related to Section  7.1Calculations
Related  to  Section  7.1.   For purposes  of  Section  7.1,
Buyer's  accountants and Sellers' accountants shall  attempt
to   determine  the  amount,  if  any,  of  Taxes   properly
attributable to the Buyer and Sellers for any taxable period
that  does  not  in  fact end on the Closing  Date.   If  no
agreement  can be reached within 45 days after  the  end  of
such   taxable  period,  Buyer's  accountants  and  Sellers'
accountants   shall  jointly  select  a  third   independent
certified  public  accounting firm to resolve  the  dispute.
The   determination  of  the  jointly  selected  independent
certified public accounting firm shall be binding on both Buyer and Sellers. Buyer and Parent, on the one hand, and Sellers on the other shall each bear their own costs and one-half the costs of the jointly selected independent certified public accounting firm in determining any amount due under
Section 7.1.

     7.8 Refunds. (a) Sellers shall be entitled to any refunds or credits of Taxes attributable to the taxable periods ending on or before the Closing Date or attributable to such taxable periods up to and including the Closing Date with respect to the Business or the Acquired Assets.

           (b)   Buyer  shall be entitled to any refunds  or
credits   of  Taxes  attributable  to  the  taxable  periods
beginning after the Closing Date with respect to the Business or the Acquired Assets.

       7.9   Contest  Provisions.   Buyer
shall, and Parent shall cause Buyer to, promptly notify Sellers in writing upon receipt by Buyer, of notice of any pending or threatened audits or assessments with respect to Taxes which may affect the liabilities for Taxes of Sellers. Sellers shall be entitled to participate at their expense in the defense of and, at their option, take control of the complete defense of, Sellers' interests in any tax audit or administrative or court proceedings relating to Taxes for which Sellers may be liable, and to employ counsel of their choice at their expense. Buyer may not agree to settle any claim for Taxes for which Sellers may be liable without the prior written consent of Sellers which may not be unreasonably withheld.

     7.10 Employee Withholding and Reporting MattersEmployee Withholding and Reporting Matters. With respect to those Employees who are employed by Buyer within the same calendar year as the Closing, Buyer shall, and Parent shall cause Buyer to, in accordance with and to the extent permitted pursuant to Revenue Procedure 96-60, 1996-53 I.R.B. 24, assume all responsibility for preparing and filing Form W-2, Wage and Tax Statement, Form W-3, Transmittal of Income and Tax Statements, Form 941, Employer's Quarterly Federal Tax Return, Form W-4, Employee's Withholding Allowance Certificate, and From W-5, Earned Income Credit Advance Payment Certificate with respect to those employees of Sellers who become employees of Buyer. Sellers and Buyer agree, and Parent agrees to cause Buyer, to comply with the procedures described in Section 5 of Revenue Procedure 96-60; provided, however, that Sellers shall provide to Buyer all information and records necessary for Buyer to so comply.

8.     Conditions   Precedent  to  Buyer's   Obligation   to
Close.Conditions Precedent to Buyers Obligation to Close.

      Buyer's obligation to purchase the Acquired Assets and to assume the Assumed Liabilities and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

        8.1 Accuracy of Representations.Accuracy of Representations. All of Sellers' and the Shareholders' representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except in either case to the extent that any inaccuracy does not have a Material Adverse Effect.

      8.2 Sellers' and Shareholders' PerformanceSellers and Shareholders Performance. (a) All of the material covenants, agreements and obligations that Sellers and the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

     (b)  Each document required to be delivered pursuant to
Section 2.8 and Section 8.3 must have been delivered.

     8.3 Additional DocumentsAdditional Documents. Each of the following documents must have been delivered to Buyer:

      (a)  an opinion of Kaye, Scholer, Fierman, Hays &
Handler,  LLP, dated the Closing Date, in the  form  of
Exhibit 8.3(a); and

      (b)  such other documents as Buyer may reasonably
request for the purpose of (i)  evidencing the accuracy
of    any    of    Sellers'   and   the   Shareholders'
representations  and  warranties, (ii)  evidencing  the
performance by Sellers and the Shareholders of, or  the
compliance  by Sellers and the Shareholders  with,  any
material   covenant  or  obligation  required   to   be
performed  or  complied with by them, (iii)  evidencing
the  satisfaction of any condition referred to in  this
Section   8,   or   (iv)  otherwise  facilitating   the
consummation  or performance of any of the Contemplated
Transactions.

     8.4 Consents. All Material Contracts shall be in full force and effect on the Closing Date. Seller shall have obtained and shall have delivered to Buyer all third-party consents to the assignment of the Material Contracts.

      8.5  Adverse Proceedings.  No suit,
action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which: (a) would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; or (b) seeks material damages on account of the consummation of any transaction contemplated hereby and has a reasonable likelihood of success.

     8.6  HSR Waiting Period.  Any waiting
period  under  the HSR Act with respect to the  Contemplated
Transactions shall have elapsed or been terminated.

9.    Conditions  Precedent to Sellers'   And  Shareholders'
Obligations  to Close.Conditions Precedent to  Sellers   And
Shareholders Obligations to Close.

      Sellers' and the Shareholders' obligations to sell the Acquired Assets and to take the other actions required to be taken by Sellers and the Shareholders at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers and the Shareholders, in whole or in part):

        9.1 Accuracy of Representations.Accuracy of Representations. All of Buyer's and Parent's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     9.2 Buyer's and Parent's PerformanceBuyers and Parents Performance. (a) All of the material covenants and obligations that Buyer and Parent are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

      (b) Buyer and Parent must have delivered each of the documents required to be delivered by them pursuant to
Section 2.8 and Buyer must have made the cash payments required to be made by Buyer pursuant to Sections 2.8(b)(ii).

      9.3 Additional Documents.Additional Documents. Buyer and Parent must have caused the following documents to be delivered to Sellers:

      (a) an opinion of Graydon, Head & Ritchey, dated the Closing Date, in the form of Exhibit 9.3(a); and

       (b)    such  other  documents  as  Sellers   may
reasonably  request for the purpose of  (i)  evidencing
the accuracy of any representation or warranty of Buyer
or Parent, (ii) evidencing the performance by Buyer and
Parent of, or the compliance by Buyer and Parent  with,
any  material  covenant or obligation  required  to  be
performed   or  complied  with  by  Buyer  or   Parent,
(iii)  evidencing  the satisfaction  of  any  condition
referred  to  in  this  Section 9,  or  (iv)  otherwise
facilitating   the   consummation   of   any   of   the
Contemplated Transactions.

      9.4  Adverse Proceedings.  No suit,
action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which: (a) would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; or (b) seeks material damages on account of the consummation of any transaction contemplated hereby and has a reasonable likelihood of success.

     9.5  HSR Waiting Period.  Any waiting
period  under  the HSR Act with respect to the  Contemplated
Transactions shall have elapsed or been terminated.

10.  Termination.

       10.1  Termination  Events.    This
Agreement may, by notice given prior to or at the Closing, be terminated only:

     (a) by Buyer, on the one hand, or Sellers and the Shareholders, on the other, if a material breach of any provision of this Agreement has been committed by the other and such breach has not been waived;

      (b)   (i)  by Buyer if satisfaction of any of the
conditions in Section 8 is or becomes impossible (other
than  through the failure of Buyer or Parent to  comply
with  its obligations under this Agreement)  and  Buyer
has  not waived such condition; or (ii)  by Sellers and
the   Shareholders,  if  satisfaction  of  any  of  the
conditions in Section 9 is or becomes impossible (other than through the failure of any Seller and/or any Shareholder to comply with its obligations under this Agreement) and Sellers and the Shareholders have not waived such condition;

      (c) by mutual consent of Buyer, Sellers and the Shareholders; or

      (d) by either Buyer, on the one hand, or Sellers and the Shareholders, on the other hand, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 1, 1997, or such later date as the parties may agree upon.

      10.2 Effect of Termination.  Each
party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 6.6 and
Section 12.1 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

11.  Indemnification; Remedies.

        11.1    Survival.    The   representations,
warranties,   covenants  and  agreements  of  Sellers,   the
Shareholders, Buyer and Parent contained in this Agreement will survive the Closing Date for the time periods specified in Section 11.4.

      11.2 Indemnification and Payment of Damages by Sellers and Shareholders.Indemnification and Payment of Damages by Sellers and Shareholders. Sellers and the Shareholders,
jointly and severally, will indemnify and hold harmless Buyer and its Representatives and Affiliates (collectively, the "Buyer Indemnified Parties") for, and will pay to the Buyer Indemnified Parties the amount of, any loss, liability, damage or expense (including reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), actually suffered or paid by the Buyer Indemnified Parties, arising, directly or indirectly, from or in connection with:

      (a)  any breach of any representation or warranty
made   by  Sellers  and/or  the  Shareholders  in  this
Agreement, the Disclosure Letter, or any certificate or exhibit delivered by Sellers and/or the Shareholders pursuant to this Agreement;

     (b) any breach by Sellers and/or the Shareholders of any covenant or obligation of Sellers and/or the Shareholders in this Agreement; and

      (c)  any liabilities of Sellers other than the Assumed
Liabilities.

      11.3 Indemnification and Payment of Damages by Buyer and ParentIndemnification and Payment of Damages by Buyer and Parent. Buyer and Parent, jointly and severally, will indemnify and hold harmless Sellers and Shareholders and their respective Representatives and Affiliates (collectively, the "Seller Indemnified Parties") for, and will pay to the Seller Indemnified Parties the amount of any Damages, actually suffered or paid by the Seller Indemnified Parties, arising, directly or indirectly, from or in connection with:

      (a) any breach of any representation or warranty made by Buyer or Parent in this Agreement or in any certificate or document or exhibit delivered by Buyer or Parent pursuant to this Agreement;

      (b) any breach by Buyer or Parent of any covenant or obligation of Buyer or Parent in this Agreement; and

     (c)  any of the Assumed Liabilities.

     11.4 Time Limitations.  If the Closing
occurs, Sellers and the Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 4.9 and 4.16, unless on or before April 30, 1999 the Buyer Indemnified Party notifies Sellers and the Shareholders of a claim, specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer Indemnified Party; a claim with respect to Section 4.9 may be made at any time prior to the expiration of the applicable statute of limitations; a claim with respect to Section 4.16 may be made at any time prior to February 28, 2000. If the Closing occurs, Buyer and Parent will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 5.6 unless on or before April 30, 1999 the Seller Indemnified Party notifies Buyer of a claim, specifying the factual basis of that claim in reasonable detail to the extent then known by Seller Indemnified Party; a claim with respect to
Section 5.6 may be made at any time prior to February 28, 2000.

       11.5 Limitations on Amount -- Sellers and ShareholdersLimitations on Amount -- Sellers and Shareholders. Sellers and the Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.2(a) until the total of all Damages with respect to such matters exceeds $100,000, and then only for the amount by which such Damages exceed $100,000.

        11.6 Limitations on Amount -- Buyer and ParentLimitations on Amount -- Buyer and Parent. Buyer and Parent will have no liability (for indemnification or otherwise) with respect to the matters described in Sec tion 11.3(a) until the total of all Damages with respect to such matters exceeds $100,000, and then only for the amount by which such Damages exceed $100,000.

         11.7     Miscellaneous Limitations.

           (a) Notwithstanding anything to the contrary contained in this Agreement, Sellers and the Shareholders in the aggregate, on the one hand, or Buyer and Parent in the aggregate, on the other, shall have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.2(a) and Section 11.3(a) for an amount in excess of $4,000,000; provided, however, that in no event shall more than $3,200,000 be recovered from McLaughlin and P.M., collectively, more than $400,000 be recovered from Axten or more than $400,000 be recovered from Krane. Axten and Krane will have no liability under or arising out of this Agreement (for indemnification or otherwise) in excess of $400,000 with respect to each such Shareholder.

            (b)   In  case  any  event  occurs  which  would
otherwise entitle either party to assert a claim for indemnification hereunder, no loss, damage or expense will be deemed to have been sustained by such party to the extent of (i) any tax savings realized by such party with respect thereto, or (ii) any proceeds received by such party from any insurance policies with respect thereto. The indemnification provided for in this Section shall constitute the sole remedy of any party to the Agreement with respect to (i) breaches by any other party to the Agreement of any of the representations, warranties, covenants or agreements contained in the Agreement, (ii) any events, circumstances or conditions which are the subject of the representations, warranties, covenants or agreement contained in the Agreement, (iii) any other matters related to the Contemplated Transactions, and (iv) any other events, circumstances or conditions relating to the ownership or operation of the Business prior to the Closing Date.

           (c) An indemnifying party will not be liable under this Section for Damages resulting from any event relating to a breach of any representation or warranty to the extent the indemnified party had actual knowledge on or before the Closing Date of such event.

      11.8 Procedure for Indemnification -- Third Party ClaimsProcedure for Indemnification -- Third Party Claims.
(a) Promptly, but in any event within 30 days, after receipt by an indemnified party under Section 11.2 or
Section 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under either such Section, give notice to the indemnifying party of the commencement of such claim, stating the amount of Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party is prejudiced by the indemnified party's failure to give such notice.

      (b) If any Proceeding referred to in Section 11.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding in accordance with Section 11.8(a), the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party reasonably determines (upon the advice of counsel) in good faith that joint representation would be inappropriate, in which case the indemnified party will be entitled to retain its own counsel, at the expense of the indemnifying party, provided that the indemnified party and such counsel conduct such proceeding in good faith), to assume and control the defense of such Proceeding with counsel of its choice and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. In the event the indemnifying party exercises the right to assume the defense of a Proceeding, the indemnified party will cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense of any such Proceeding, the indemnifying party will cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. The indemnifying party will not, without the written consent of the indemnified party, (i) settle or compromise any Proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such Proceeding or (ii) settle or compromise any Proceeding in any manner that may adversely affect the indemnified party other than as a result of money damages or other money payments. Finally, no Proceeding which is being defended in good faith by the indemnifying party or which is being defended by the indemnified party as provided above in this
Section 11.8(b) will be settled by the indemnified party without the written consent of the indemnifying party. To the extent the foregoing terms and conditions have not been adhered to with respect to any Proceeding, the indemnifying party will have no obligation to indemnify the indemnified party in respect thereof.

      (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

       11.9 Procedure for Indemnification -- Other ClaimsProcedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

      11.10      Tax Matters.   Except  for  the
proviso set forth in Section 11.7(a), the rights and obligations of the parties with respect to indemnification for any and all matters referred to in Section 7 are governed as set forth in such Section 7.

12.  General Provisions.

      12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Buyer will, and Parent will cause Buyer to, pay one-half and Sellers will pay one-half of the HSR Act filing fee. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

      12.2  Notices.  All notices, consents, waivers,
and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),
(b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          Sellers:
                    EFM Media Management, Inc.
                    EFM Publishing, Inc.
                    PAM Media, Inc.
                    366 Madison Avenue
                    7th Floor
                    New York, New York 10017

                    Attention: Edward F. McLaughlin

                    Facsimile No.:  (212) 661-2599

          with a copy to:
                     Kaye, Scholer, Fierman, Hays & Handler, LLP
                    425 Park Avenue
                    New York, New York 10022
                    Attention: Joseph D. Hansen, Esq.

                    Facsimile No.: (212) 836-8689

          with a copy to:
                    John Axten
                    189 Cat Rock Road
                    Coscob, CT 06807

                    Facsimile No.: (203) ___________

          Buyer:
                    EFM Programming, Inc.
                    50 East River Center Blvd.
                    12th Floor
                    Covington, KY  41011-1674

                    Attention: Randy Michaels

                    Facsimile No.: (606) 655-9354

          with a copy to:

                    Graydon, Head & Ritchey
                    1900 Fifth Third Center
                    511 Walnut Street
                    Cincinnati, Ohio  45202

                    Attention: John J. Kropp, Esq.

                    Facsimile No.: (513) 651-3836

          Parent:
                    Jacor Communications Company
                    50 East River Center Blvd.
                    12th Floor
                    Covington, KY  41011-1674

                    Attention: Randy Michaels

                    Facsimile No.: (606) 655-9354

          with a copy to:

                    Graydon, Head & Ritchey
                    1900 Fifth Third Center
                    511 Walnut Street
                    Cincinnati, Ohio  45202

                    Attention: John J. Kropp, Esq.

                    Facsimile No.: (513) 651-3836

      12.3 Service of Process.  Process in
any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be served on any party anywhere in the world.

       12.4  Further  Assurances.    The
parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      12.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     12.6 Entire Agreement and Modification.Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

       12.7  Disclosure  Letter.  (a)  The
disclosures in the Disclosure Letter, and those in any Supplement thereto, shall be deemed disclosed with respect to the representations and warranties in the Section of this Agreement to which they expressly relate, and to all other representations and warranties in this Agreement with respect to which it is apparent that such disclosures relate, regardless of the part of the Disclosure Letter in which they are set forth.

      (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

       12.8 Assignments, Successors, and No Third-party RightsAssignments, Successors, and No Third-party Rights. Neither party may assign any of its rights under this Agreement without the prior written consent of the other parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns. In the event Buyer finds it necessary or is required to provide to a third party a collateral assignment of the Buyer's interest in this Agreement, Sellers shall cooperate with the Buyer and any third party requesting such assignment including but not limited to Sellers signing a consent and acknowledgment of such assignment; provided, however, that all costs and expenses incurred in connection therewith shall be paid by Buyer and no such assignment shall relieve Buyer or Parent of its obligations under this Agreement.

      12.9  Severability.  If any  provision  of
this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

       12.10 Section Headings, ConstructionSection Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      12.11    Time of Essence.  With regard
to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      12.12    Governing Law.  This Agreement
will be governed by the laws of the State of New York without regard to the conflicts of law principles thereof.

     12.13     Counterparts.  This Agreement may
be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      12.14 Monetary Damages, Specific Performance and Other RemediesMonetary Damages, Specific Performance and Other Remedies. The parties recognize that if any party refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the other parties for their injury. Such other parties shall therefore be entitled to obtain specific performance of the terms of this Agreement in addition to any other remedies, including but not limited to monetary damages, that may be available to them. If any action is brought by any party to enforce this Agreement, the other parties shall waive the defense that there is an adequate remedy at law.


      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


  EFM  PROGRAMMING,  INC.             EFM MEDIA  MANAGEMENT, INC.


By:     /s/  Randy  Michaels           By:   /s/  Edward  F. McLaughlin
Name: Randy Michaels                    Name:     Edward  F. McLaughlin
Title:  President                        Title:Chairman  and President


JACOR COMMUNICATIONS
  COMPANY                          EFM PUBLISHING, INC.


By:/s/  Randy  Michaels               By:   /s/  Edward   F. McLaughlin
Name: Randy Michaels                    Name:     Edward  F. McLaughlin
Title:President                          Title:Chairman  and President

                                   PAM MEDIA, INC.


                                      By:/s/    Edward    F. McLaughlin
                                     Name:       Edward   F. McLaughlin
                                       Title:Chairman    and President


                                   /s/ Edward F. McLaughlin
                                   EDWARD F. MCLAUGHLIN


                                   /s/ Patricia McLaughlin
                                   PATRICIA MCLAUGHLIN


                                   /s/ John Axten
                                   JOHN AXTEN


                                   /s/ Stuart Krane
                                   STUART KRANE



                        Exhibit 99.1


Jacor Broadcasting Corporation


JACOR NEWS

CONTACT:Randy Michaels             FOR IMMEDIATE RELEASE
       Jacor Communications, Inc.
       (606) 655-2267

       JACOR ACQUIRES E.F.M. MEDIA, RUSH LIMBAUGH AND
                    DR. DEAN EDELL SHOWS

  Limbaugh, The Leader in Talk Radio, Extends Contract Into
                      the Next Century

  The Limbaugh Broadcasts Carried on More Than 600 Stations
            Reaching 20 Million Listeners Weekly


     Covington, KY, March 18, -- Jacor Communications, Inc.,

(NASDAQ:JCOR),  the  nation's  largest  operator  of   radio

stations,  today announced the acquisition of  E.F.M.  Media

Management.

       E.F.M.  Media  owns  and  distributes  highly   rated

syndicated  talk radio programming including Rush  Limbaugh,

the  top-ranked  radio talk show host in the United  States,

and Dr. Dean Edell, the country's highest ranked health care radio  talk  show host.  Terms of the acquisition  were  not disclosed.

      Limbaugh, who is heard on more than 600 radio stations

today  and  reaches over 20 million Americans  a  week,  has

agreed  to  extend his contract into the next century.   The

Dr. Dean Edell show is heard on more than 300 radio stations nationwide.

      "I'm  thrilled to join a proactive, energetic, growth-

minded  company that still believes in the value of  product integrity," commented Rush Limbaugh.

      "The union of Jacor with E.F.M. Media creates the most

powerful  radio  broadcasting  franchise  today,"  said  Dr.

Edell.  "I am proud to be a part of it."

     Jacor Chief Executive Officer Randy Michaels, said that

the  acquisition of E.F.M. Media gives Jacor a major footing in  the  content  side  of the radio  business,  which  will complement Jacor's extensive distribution network.

      "Our mission is to build audiences on radio stations,"

said  Michaels.  "In the history of talk radio,  nobody  has done  this better or faster than Rush Limbaugh.  We want  to own  this  show!  Limbaugh's brand of conservatism,  satire,

parody  and  fun  have  resulted  in  talk  radio's  highest

national   ratings  ever.   Jacor  now  has  the   wonderful

opportunity  to  be  both a fan and a partner  of  America's preeminent talk talent."

      "The Doctor Dean Edell Show is the biggest program  in

the  all-important category of health and medicine.  It's  a great  program  that we are proud to bring to Jacor,"  added

Michaels.

      In connection with the sale, E.F.M. Chairman and Chief

Executive  Officer Ed McLaughlin will continue to serve  the company in a consulting capacity.

      "This  is a wonderful opportunity for E.F.M. Media  to

join forces with a first rate broadcasting enterprise," said

McLaughlin.  "After nearly 40 years in the radio business, I am happy to hand over the reins to Jacor - a company that  I am  confident  will continue a tradition  of  quality  radio programming."

      "We're  thrilled  that we were able to  retain  E.F.M.

President John Axten and Vice President Stu Krane, who  have

done   a   phenomenal  job  of  optimizing   the   network's

performance," said Michaels.

      Including announced pending acquisitions, Jacor  owns,

operates,    represents   or   provides   programming    for

approximately 130 radio stations in 27 U.S. broadcast areas.

The company also owns WKRC-TV in Cincinnati.  Jacor plans to

pursue    growth    through   continued   acquisitions    of

complementary  radio  stations  in  its  existing  broadcast locations,  and  radio  groups or individual  stations  with

significant   presence   in  other   attractive   locations.

Additionally,  Jacor  will grow in  other  broadcast-related businesses.



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